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                                                                    EXHIBIT 10.3


                              CONVERTIBLE DEBENTURE

$2,500,000                                                     December 23, 1997


         FOR VALUE RECEIVED, the undersigned, ZIPLINK, LLC ("BORROWER"), hereby promises to pay to BAY NETWORKS, INC. ("LENDER"), or order, the principal sum or so much of the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000) as may from time to time have been advanced and be outstanding, together with accrued interest as provided herein.

         This Debenture is issued pursuant to the Securities Purchase Agreement, dated of even date hereof, between the Borrower and the Lender, as may be amended from time to time (the "PURCHASE AGREEMENT"). Lender is entitled to the benefits of the Purchase Agreement and may enforce the Borrower's agreements contained therein and may exercise the remedies provided for thereby or otherwise available with respect thereof.

A. PRINCIPAL.


         1. ADVANCES. Borrower may from time to time and in any event no later than March 25, 1998, request advances in increments of not less than Five Hundred Thousand Dollars ($500,000) from Lender (individually an "ADVANCE" and collectively the "ADVANCES") by giving written notice to Lender in accordance with the terms hereof, which notice shall indicate the amount of the Advance requested and the proposed use of the Advance proceeds. Provided that no Event of Default is in existence and that the requested Advance would not cause an Event of Default to occur, Lender shall make the Advance to Borrower within five
(5) days of receipt of Borrower's notice. Lender shall not be obligated to make an Advance to the extent that such Advance, when aggregated with all prior Advances, would exceed Two Million Five Hundred Thousand Dollars ($2,500,000). Borrower shall not have the right to re-borrow any Advance to the extent that it has been repaid.


         2. USE OF PROCEEDS. The proceeds of Advances shall be used exclusively for the buildout of Borrower's national Internet access network and for general working capital purposes.


B. INTEREST. Interest shall accrue with respect to the principal sum outstanding hereunder at a floating per annum rate equal to the London Interbank Offered Rate for U.S. Dollar deposits for six (6) month periods ("LIBOR") as listed in THE WALL STREET JOURNAL Money Rates report as of the date hereof plus eight-tenths percent (0.8%). Any change in interest rate resulting from a change in LIBOR shall be effective as of each six (6) month interval following the date hereof and shall remain in effect for the following six (6) interval. However, if an Event of Default, as defined herein, occurs, then interest shall accrue at the rate per annum equal to two percent (2%) plus the rate that would otherwise be in effect (the "DEFAULT RATE"). Interest payable hereunder shall be calculated on the basis of a three hundred sixty (360) day year for actual days elapsed.



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Interest shall be due and payable in arrears on the fifteenth day of each calendar month, commencing with the first payment on February 15, 1998.


C. PAYMENT.


         1. SCHEDULED PAYMENT. The principal indebtedness shall be payable in sixty (60) equal monthly installments with the first installment payable on September 15, 1999 and each subsequent installment due on the fifteenth day of each month thereafter. On September 15, 2004, all outstanding principal and all accrued and unpaid interest shall become due and payable.

         2. PREPAYMENT. Borrower shall not have the right to prepay, in whole or in part, any outstanding principal and accrued interest hereunder without Lender's prior consent.


         3. FORM OF PAYMENT. Principal and interest and all other amounts due hereunder are to be paid in lawful money of the United States of America in federal or other immediately available funds.

D. EVENTS OF DEFAULT; REMEDIES.

         1. DEFINITION OF EVENT OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" hereunder:


                  a. PAYMENT DEFAULT. The Borrower's breach of the obligation to pay the principal outstanding and interest accrued hereunder or under Debenture #2 on the applicable due date if such breach is not cured within two business days (2) after notice by Lender to Borrower of such breach;

                  b. BREACHES OF OTHER COVENANTS. The Borrower's breach of any covenant, obligation, condition or agreement contained in this Debenture or the Purchase Agreement, other than those specified in Section D.1.a., if such breach continues for thirty (30) days after notice by Lender to Borrower of such breach or, if such breach is not curable within such thirty (30) day period, but is reasonably capable of cure within forty-five (45) days after notice by Lender to Borrower of such breach, either (1) such breach continues for forty-five (45) days, or (2) the Borrower has not commenced a cure in a manner reasonably satisfactory to the Lender during the initial thirty (30) day period;


                  c. MISREPRESENTATIONS. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein, the Purchase Agreement or in any certificate delivered to the Lender pursuant to this Debenture or the Purchase Agreement;

                  d. BANKRUPTCY. The institution by the Borrower of proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Code, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other



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similar official of the Borrower or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action in furtherance of such action;

                  e. CROSS-DEFAULT. The occurrence and continuance of any default under any indebtedness of Borrower in excess of Two Hundred Thousand Dollars ($200,000) that gives the creditor of such indebtedness the right to accelerate such indebtedness;

                  f. ATTACHMENT. If any material portion of the Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within fifteen
(15) days, or if the Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim in excess of Two Hundred Thousand Dollars ($200,000) becomes a lien or encumbrance upon any material portion of the Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of the Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within fifteen (15) days after the Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by the Borrower; or

                  g. JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Thousand Dollars ($200,000) shall be rendered against the Borrower and shall remain unsatisfied or unstayed for a period of thirty (30) days.


         2. REMEDIES. During the continuance of any Event of Default, the Lender may accelerate payment of the principal outstanding and interest accrued hereunder and may exercise all rights and remedies granted by law. Upon the occurrence of any Event of Default described in Section D.1.d., payment of the principal outstanding and interest accrued hereunder shall be automatically accelerated without any action by Lender.

E. CONVERSION RIGHTS.


         1. AUTOMATIC CONVERSION. The outstanding principal balance of this Debenture shall be automatically converted, together with all accrued interest due and payable on the conversion date with respect to the principal balance so converted (an "AUTOMATIC CONVERSION"), into fully paid and nonassessable Units upon the occurrence of (i) an IPO of the Borrower, (ii) a Sale of Business Event or (iii) a Sale of Units Event, unless an Event of Default exists on the date of such occurrence, in which case the Automatic Conversion shall not occur until no Events of Default exist. The number of Units issuable upon an Automatic Conversion shall be determined by dividing the principal balance hereunder being converted by the Conversion Price. Upon the occurrence of an Automatic Conversion caused by a Sale of Business Event or a Sale of Units



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Event, Lender shall under certain circumstances be entitled to preferential distribution as set forth in the Certificate of Designation.

         2. LENDER VOLUNTARY CONVERSION. Lender may, in its sole discretion, at any time and from time to time after June 30, 1999, elect to convert (the "LENDER VOLUNTARY CONVERSION RIGHT") all or any part of the principal balance to be converted into such number of fully paid and nonassessable Units, as determined by dividing the principal balance hereunder being converted together with all accrued interest due and payable on the conversion date with respect to the principal balance so converted by the Conversion Price.


         3. EXERCISE OF CONVERSION RIGHTS


                  a. PROCEDURE UPON AUTOMATIC CONVERSION. In the event of an Automatic Conversion, Borrower shall, as soon as practicable thereafter, deliver to Lender a certificate or certificates, registered in Lender's name, for the number of Units to which Lender shall be entitled by virtue of such Automatic Conversion (the "AUTOMATIC CONVERSION UNITS"). The Automatic Conversion shall be deemed to have occurred on the date of the event triggering the Automatic Conversion and Lender shall be treated for all purposes as the record holder of the Automatic Conversion Units as of such date.


                  b. PROCEDURE FOR LENDER VOLUNTARY CONVERSION. To convert any of the principal balance hereunder into Units by exercise of the Voluntary Conversion Right, Lender shall deliver to Borrower a written notice of election to exercise the Voluntary Conversion Right (the "VOLUNTARY CONVERSION NOTICE"). Borrower shall, as soon as practicable thereafter, issue and deliver to Lender a certificate or certificates, registered in Lender's name, for the number of Units to which Lender shall be entitled by virtue of such exercise (the "VOLUNTARY CONVERSION UNITS"). The conversion of the principal balance shall be deemed to have been made on the date that Borrower receives the Voluntary Conversion Notice (the "CONVERSION DATE") and Lender shall be treated for all purposes as the record holder of the Voluntary Conversion Units as of such date.


                  c. ADDITIONAL DISCLOSURE. In connection with any conversion hereunder and prior to the effectiveness of such conversion, at the request of the Borrower, Lender shall make representations substantially similar to those representations in Article III of the Purchase Agreement. Prior to the effectiveness of any conversion, Borrower may offer to the Lender the opportunity to receive information concerning the Borrower that is in the Borrower's possession at that time and has not previously been disclosed to Lender or its representatives. Borrower shall make such offer without disclosing whether any material nonpublic information exists but may condition the offer on the agreement (i) to keep any material non-public information confidential until such time as Borrower releases such information to the public and (ii) if applicable, to only use information to withdraw its exercise of Lender's Voluntary Conversion Right. The foregoing shall not in any manner limit Lender's right to receive information with respect to Borrower pursuant to the Purchase Agreement, the Operating Agreement, as supplemented by the Certificate of Designation or as Lender may be otherwise be entitled to receive under applicable law.

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         4. FRACTIONAL UNITS. Borrower shall not issue fractional Units upon an
Automatic Conversion or upon exercise of the Voluntary Conversion Right. As to any fractional Unit which Lender would otherwise be entitled to receive, Lender shall receive from Borrower an amount in cash equal to an amount calculated by multiplying such fractional Unit by the Conversion Price. Payment of such amount shall be made in cash or by check payable to the order of Lender at the time of delivery of any certificate or certificates.


         5. CONVERSION PRICE ADJUSTMENTS.

                  a. ADJUSTMENTS FOR UNIT SPLITS AND SUBDIVISIONS. If Borrower at any time or from time to time after the date hereof splits or subdivides the outstanding Units or makes a payment or other distribution payable in additional Units or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Units (hereinafter referred to as "UNIT EQUIVALENTS") without payment of any consideration by such holder for the additional Units or the Unit Equivalents (including the additional Units issuable upon conversion or exercise thereof), then, as of the date of such dividend, distribution, split or subdivision, the Conversion Price shall be appropriately decreased so that the number of Units issuable upon conversion of this Debenture shall be increased in proportion to such increase of outstanding Units.

                  b. ADJUSTMENTS FOR REVERSE UNIT SPLITS. If the number of Units outstanding at any time after the date hereof is decreased by a combination of the outstanding Units then, following the date of such combination, the Conversion Price shall be appropriately increased so that the number of Units issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding Units.


                  c. ADJUSTMENTS FOR DILUTIVE ISSUANCES WITHOUT CONSIDERATION. Upon each Issuance of Units after the date hereof without consideration (a "DILUTIVE ISSUANCE"), the number of Units issuable upon a Conversion of this Debenture shall be increased by the number of Units determined under the following formula:


                  X= (B X A)-(B X C)
                     ---------------
                           C

Where:   X=       The increase in the number of Units acquirable hereunder

         B= The number of Units acquirable hereunder immediately prior to the Issuance of Units

         A= The Conversion Price in effect immediately prior to the Issuance of Units

         C=       The Adjusted Unit Value.

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For purposes hereof, the Adjusted Unit Value, upon the closing of any Dilutive
Issuance shall be the amount equal to the amount obtained by multiplying the Units Outstanding immediately prior to the Dilutive Issuance by the Conversion Price in effect immediately prior to the Issuance of Units, and dividing the resulting product by the Units Outstanding immediately after the Dilutive Issuance.

Concurrent with each adjustment in the number of Units acquirable hereunder as a result of a Dilutive Issuance, the Conversion Price shall be adjusted to the amount equal to the price obtained by multiplying the Conversion Price in effect immediately prior to the Dilutive Issuance by a fraction, the numerator of which is the number of Units acquirable hereunder immediately prior to the Dilutive Issuance and the denominator of which is the number of Units acquirable hereunder immediately after the Dilutive Issuance.


         6. DOWN ROUND. Borrower agrees that so long this Debenture is outstanding, it shall not, without Lender's consent, make any Issuance of Units or Deemed Issuance of Units at a price per Unit (or the applicable conversion or Option exercise price per Unit in the case of a Deemed Issuance of Units) (the "DOWN ROUND PRICE") which is less than the Conversion Price (a "DOWN ROUND"). Notwithstanding the foregoing, Lender's consent shall not be required (a) for the Issuance or Deemed Issuance of Units of up to 2,000,000 Units subject to equitable adjustment in the event of any dividend, distribution, split, subdivision or combination of Units without payment of additional consideration, upon the exercise of currently outstanding or subsequently issued Options to employees, managers and consultants of the Borrower (other than to Henry Zachs, his immediate family and his affiliates) or (b) if the Borrower unilaterally elects to adjust the Conversion Price downward to the Down Round Price. In the event Borrower elects to adjust the Conversion Price downward pursuant to the preceding sentence, Lender shall have the further right to waive some or all of the benefit of any Down Round adjustment. The provisions of this Section E.6 shall not apply to the Issuance of Units pursuant to the conversion of Debenture #2.

F. SUBORDINATION.


         1. SUBORDINATION TO SENIOR DEBT. The Lender, by accepting this Debenture, agrees for itself and its successors and assigns that payment of principal, interest and other amounts due to the Lender hereunder (collectively the "SUBORDINATED DEBT") is subordinated in right of payment to the prior payment in full of the Senior Debt on the terms set forth herein. Without the consent of the Senior Debtholder, no payment on account of the Subordinated Debt shall be made except for regularly scheduled monthly installments of principal and/or interest hereunder.

         2. SUBORDINATION ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF THE BORROWER.

                  a. PRIORITY OF PAYMENT UPON DISTRIBUTION OF ASSETS. Upon any Distribution of Assets in the event of any dissolution or winding up or total or partial liquidation or reorganization, whether voluntary or involuntary, or adjustment or protection or relief or composition of the Borrower or the Borrower's debts, or in any bankruptcy, insolvency, receivership, arrangement, reorganization, relief or other proceeding of the Borrower or upon an

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arrangement for the benefit of creditors of the Borrower or any other marshalling of the assets and liabilities of the Borrower:

                           (i) all amounts payable under or on account of the
Senior Debt shall first be paid in full before the Lender shall be entitled to receive any Distribution of Assets with respect to the Subordinated Debt; and

                           (ii) before any payment may be made on account of the
Subordinated Debt, any such Distribution of Assets to which Lender would be entitled, except for the provisions of this Section F.2.a., shall be made directly to Senior Debtholders to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to Senior Debtholders. In the case of a non-cash Distribution of Assets with respect to the Subordinated Debt which is delivered to Senior Debtholder under this Section F.2.a., the Senior Debt shall be deemed satisfied in the amount equal to the cash realized by Senior Debtholders upon disposition of such Distribution of Assets; until such disposition, the non-cash Distribution of Assets shall be held as security for the Senior Debt.

                  b. NOTICE OF DISTRIBUTION OF ASSETS. The Borrower shall give prompt written notice to Senior Debtholders and Lender of any Distribution of Assets of the nature described in this Section F.2.

                  c. LENDER RELIANCE. Upon any Distribution of Assets, Lender shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation, bankruptcy or reorganization proceeding is pending, or a certificate of the liquidating trustee or the Senior Debtholders or other person making such distribution to Lender, for the purpose of ascertaining the persons entitled to participate in such Distribution of Assets, the Senior Debtholders, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto and this Section F.2.

                  d. AUTHORIZATION OF SENIOR DEBTHOLDERS. Senior Debtholders are hereby irrevocably authorized and empowered (in their own name or in the name of Lender or otherwise), but shall have no obligation, to demand, sue for, collect and receive every Distribution of Assets and give acquittance therefor and to file claims and proofs of claim in respect of the Subordinated Debt and take such other action (but excluding voting the Subordinated Debt) on behalf of Lender as they may reasonably deem necessary or advisable for the exercise or enforcement of any of their rights or interests hereunder if Lender does not take such actions within a reasonable period of time after the Senior Debtholders' request. Lender shall duly and promptly take such action as Senior Debtholders may reasonably request (A) to collect the Subordinated Debt for the account of Senior Debtholders and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to Senior Debtholders such powers of attorney, assignments, or other instruments as they may request in order to enable them to enforce any and all claims with respect to the Subordinated Debt, and (C) to collect and receive any and all Distribution of Assets which may be payable or deliverable upon or with respect to the Subordinated Debt.

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         3. SUBORDINATION ON SENIOR PAYMENT DEFAULT. If there has occurred and is continuing a Senior Payment Default, Lender may not receive payment under or on account of the Subordinated Debt, directly or indirectly, in cash or other property or by set-off or in any other manner or take any action respecting the Borrower (including, without limitation, any attachment or prejudgment remedy against Borrower's assets), if Senior Debtholder has suspended such right to receive payment in the manner and for the period specified below (the "PAYMENT DEFAULT STANDSTILL PERIOD"). The Payment Default Standstill Period shall commence upon the date of receipt by Lender from Senior Debtholder of a notice of the commencement of such period (a "PAYMENT DEFAULT STANDSTILL NOTICE"). The Payment Default Standstill Period shall end on the earlier of (1) the waiver of the Senior Payment Default by Senior Lender, (2) the cure of the Senior Payment Default in a manner reasonably acceptable, in writing, to the Senior Debtholder, or (3) the ninetieth (90th) calendar day after the commencement of such Payment Default Standstill Period, unless Senior Debtholder accelerates payment of the Senior Debt, in which case the Payment Default Standstill Period shall not end until such acceleration is rescinded by Senior Debtholder or the Senior Debt is paid in full. Immediately following the expiration of any such Payment Default Standstill Period, all payments of Subordinated Debt which, but for such suspension, Lender would have been entitled to receive, shall be immediately due and payable.

         4. SUBORDINATION ON NONPAYMENT DEFAULTS. If there has occurred and is continuing a Senior Default, Lender may not receive payment under or on account of the Subordinated Debt, directly or indirectly, in cash or other property or by set-off or in any other manner or take any action respecting the Borrower (including, without limitation, any attachment or prejudgment remedy against Borrower's assets), if Senior Lender has suspended such right to receive payments in the manner and for the period specified below (the "NONPAYMENT DEFAULT STANDSTILL PERIOD"). The Nonpayment Default Standstill Period shall commence upon the date that Senior Lender notifies Lender of the commencement of such period (a "NONPAYMENT DEFAULT STANDSTILL Notice"). The Nonpayment Default Standstill Period shall end on the earlier of (1) the waiver of the Senior Default by Senior Lender, (2) the cure of the Senior Default in a manner reasonably acceptable, in writing, to the Senior Debtholder, or (3) the ninetieth (90th) calendar day after the commencement of the Nonpayment Default Standstill Period; unless the Senior Debtholder accelerates payment of the Senior Debt, in which case the Nonpayment Default Standstill Period shall end on the earlier of (1) recission of the acceleration, or (2) payment in full of the Senior Debt. Notwithstanding the foregoing, Senior Debtholder may not declare a Nonpayment Default Standstill Period more than twice in any one hundred and eighty day (180) day period. Immediately following the expiration of any Standstill Period, all regularly scheduled monthly payments of Subordinated Debt which, but for such suspension, Lender would have been entitled to receive, shall become immediately due and payable.


         5. SUBROGATION. Subject to the payment in full of all Senior Debt, the Lender shall be subrogated to the Senior Debtholders' rights (to the extent of the payments or distributions made to the Senior Debtholders pursuant to the provisions of this Section F) to receive payments and Distributions of Assets applicable to the Senior Debt. No such payments or Distributions of Assets applicable to the Senior Debt shall, as between Borrower and its creditors, other than the Senior Debtholders and the Lender, be deemed to be a payment by Borrower to or on account of this Debenture; and for purposes of such subrogation, no payments or Distributions of Assets to the Senior Debtholders to which the Lender would be entitled except for the provisions of this Section F shall, as between Borrower and its creditors, other than the Senior Debtholders and the Lender, be deemed to be a payment by Borrower to or on account of the Senior Debt.


         6. NO IMPAIRMENT. Nothing contained in this Section F shall impair, as between Borrower and Lender, Borrower's obligation, subject to the terms and conditions of this Section F, to pay to the Lender the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Lender, upon an Event of Default, from exercising all rights, powers and remedies otherwise provided herein or by applicable law, subject to the Senior Debtholders' rights under this Section F.


         7. RELIANCE OF SENIOR DEBTHOLDERS. Lender, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each Senior Debtholder, whether such Senior Debtholder's Senior Debt was created or acquired before or after the creation of the indebtedness evidenced by this Debenture, and each such Senior Debtholder shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Debt.

         8. NO IMPAIRMENT OF SUBORDINATION. No right of any present or future Senior Debtholder to enforce the subordination provisions of this Section F shall at any time in any way be prejudiced or impaired by any act or failure to act on the Borrower's part or by any act or failure to act, in good faith, by such Senior Debtholder, or by any noncompliance by the Borrower with the terms, provisions and covenants of this Debenture or the Purchase Agreement, regardless of any knowledge thereof which such Senior Debtholder may have or otherwise be charged with.

         9. AMENDMENT RESTRICTIONS. No amendment of this Debenture shall directly or indirectly modify the provisions of this Section F in any manner which might terminate or impair the subordination of the Subordinated Debt to the Senior Debt; PROVIDED, HOWEVER, that such amendments may be effected with the written consent of the Majority Senior Debtholders.


         10. CONFIRMATION OF SUBORDINATION. Lender shall execute such other documents or agreements required by the Senior Debtholders, other then the Senior Debtholders as of the date hereof, respecting the subordination of the Debenture to the Senior Debt so long as such documents or agreements are reasonably consistent with the terms of subordination of the Subordinated Debt set forth herein. Lender shall not unreasonably withhold consent to any other terms of subordination as may be reasonably requested by such Senior Debtholders.

         11. SUBORDINATION OF SECURITY INTEREST. In the event Lender at any time obtains a security interest, pledge, lien, attachment, garnishment, mortgage, encumbrance or other interest (individually and collectively a "Lender Security Interest") in any assets or properties of the Borrower, such Lender Security Interest shall be junior and subordinate in right to any and all existing or hereafter created security interest, pledge, lien, attachment, garnishment, mortgage, encumbrance or other interest of the Senior Debtholders (a "Senior Security Interest") in any assets or properties of the Borrower irrespective of the time, order, existence or perfection of the Lender Security Interest or the Senior Security Interest. Nothing contained herein is intended to, or shall be deemed to be, a consent by the Senior Debtholders to a Lender Security Interest or a grant by the Borrower of a Lender Security Interest.


F. OTHER PROVISIONS.

         1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

                  "CERTIFICATE OF DESIGNATION" means the certificate of Borrower dated of even date herewith setting forth, among other things, the rights and preferences of the Lender in its capacity as a member of Borrower.

                  "CONVERSION PRICE" shall be determined as follows:

                  (a) in the event there has been no conversion of all or any part of Debenture #2, the Conversion Price shall be $42.499; and

                  (b) in the event Debenture #2 has been converted in full, the Conversion Price shall be $37.87.

In the event some but not all of Debenture #2 has been converted, the Conversion Price set forth in subsection (b) above shall be adjusted accordingly. The Conversion Price set forth herein is intended to provide for the issuance of that number of Units equal to 5% of the Units Outstanding (including the Units purchased by the Lender pursuant to the Purchase Agreement) as of the date hereof plus the number of Units issued upon conversion of this Debenture and any issuance of Units upon conversion of Debenture #2..

                  "CONVERTIBLE SECURITIES" means evidence of indebtedness or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, Units, either immediately or upon the arrival of a specified date or the happening of a specified event or both.

                  "DEBENTURE # 2" means the $5,000,000 Convertible Debenture of the Borrower in favor of the Lender dated of even date herewith.

                  "DEEMED ISSUANCE OF UNITS" means an issuance by Borrower of a Convertible Security or an Option.

                  "DISTRIBUTION OF ASSETS" any distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, and whether in respect of repayment of indebtedness or otherwise, including, but not limited to, adequate protection payments under the Bankruptcy Code.

                  "IPO" means an initial registered firm commitment offering of the Borrower's securities.

                  "ISSUANCE OF UNITS" means an issuance of one or more Units.

                  "MAJORITY SENIOR DEBTHOLDERS"; at any time the Senior Debtholders holding a majority, measured by principal amount, of the Senior Debt outstanding.

                  "OPERATING AGREEMENT" means the operating agreement of the Borrower, dated November 21, 1995, as supplemented by the Certificate of Designation or otherwise.

                  "OPTION" means any right, warrant or option to subscribe or purchase Units or Convertible Securities.

                  "SALE OF BUSINESS EVENT" means the sale, transfer or disposition of all or substantially all of the assets of Borrower whether in a merger, combination, reorganization, outright sale or otherwise unless the equity holders of the Company prior to such sale, transfer or disposition own more than fifty (50%) percent of the equity interest in the purchaser or transferee after such sale, transfer or disposition.

                  "SALE OF UNITS EVENT" means the sale, transfer or disposition of all or substantially all of the outstanding Units in any single transaction or series of related transaction whether in a merger, combination, reorganization, outright sale or otherwise unless the equity holders of the Company prior to such sale, transfer or disposition own more than fifty (50%) percent of the equity interest in the purchaser or transferee after such sale, transfer or disposition.

                  "SENIOR DEBT" shall mean (i) indebtedness of the Borrower to Bank of Boston, and Henry M. Zachs and his affiliates outstanding as of the date hereof to the extent that the aggregate principal amount thereof does not exceed Fifteen Million Dollars ($15,000,000); provided, however, that the principal amount of the Senior Debt under this clause (i) shall be reduced by the principal payments made with respect to the indebtedness described in this clause (i) after the date hereof and (ii) the indebtedness of the Borrower that refinances the indebtedness described in clause (i) of this definition to the extent that the principal amount of such refinancing does not to exceed the then outstanding principal amount of the refinanced indebtedness.

                  "SENIOR DEBTHOLDER" means any holder of the Senior Debt.

                  "SENIOR DEFAULT" means any event of default or default with respect to any of the Senior Debt other than a Senior Payment Default.

                  "SENIOR PAYMENT DEFAULT"; any event of default or default with respect to any of the Senior Debt relating to the failure to pay when due any principal outstanding or interest accrued under the Senior Debt.

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

                  "UCC" means the Uniform Commercial Code in effect from time to time in the relevant jurisdiction.

                  "UNITS" shall mean membership interests in the Borrower or any security issued in exchange for Units in connection with an Incorporation Transaction (as defined in the Operating Agreement).

                  "UNITS OUTSTANDING" means as of any date (i) all Units that are outstanding as of such date, PLUS (ii) all Units issuable upon conversion of Convertible Securities outstanding as of such date, whether or not convertible as of such date, PLUS (iii) all Units issuable upon exercise of Options outstanding as of such date, whether or not such Options are exercisable as of such date (assuming for this purpose that Convertible Securities acquirable upon exercise of any such Options are converted into Units as of such date).

         2. GOVERNING LAW; VENUE. This Debenture shall be governed by the laws of the State of California, without giving effect to conflicts of law principles. Borrower and Lender agree that all actions or proceedings arising in connection with this Debenture shall be tried and litigated only in the state and federal courts located in the County of Santa Clara, State of California or, at Lender's option, any court in which Lender determines it is necessary or appropriate to initiate legal or equitable proceedings in order to exercise, preserve, protect or defend any of its rights and remedies under this Debenture. Borrower waives any right it may have to assert the doctrine of forum non conveniens or to object to such venue, and consents to any court ordered relief. Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be promptly served and shall confer personal jurisdiction if served by registered or certified mail to Borrower. The choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under this Debenture to enforce the same, in any appropriate jurisdiction.

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

         3. NOTICES. Any notice or communication required or desired to be served, given or delivered hereunder shall be in the form and manner specified below, and shall be addressed to the party to be notified as follows:

If to Lender:                       Bay Networks, Inc.
                                    4401 Great America Parkway
                                    Santa Clara, CA 95052
                                    Attention:
                                    Telecopier:  (408) 495-1991


with a copy to:            Gray Cary Ware & Freidenrich
                                    400 Hamilton Avenue
                                    Palo Alto, CA 94301
                                    Attention:  Bruce Schaeffer, Esq.
                                    Telecopier: (650) 327-3699


If to Borrower:            ZipLink, LLC
                                    40 Woodland Street
                                    Hartford, CT 06105
                                    Attention:
                                    Telecopier: (860) 418-5780

                                    and

                                    ZipLink, LLC
                                    90 Chelmsford Street
                                    Tower #1, 15th Floor
                                    Lowell, MA 01859


with a copy to:            Brenner, Saltzman & Wallman LLP
                                    271 Whitney Avenue
                                    New Haven, CT 06511
                                    Attention: Wayne A. Martino, Esq.
                                    Telecopier: (203) 772-3907

or to such other address as each party designates to the other by notice in the manner herein prescribed. Notice shall be deemed given hereunder if (i) delivered personally or otherwise actually received, (ii) sent by overnight delivery service, (iii) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) sent via telecopy machine with a duplicate signed copy sent on the same day as provided in clause (ii) above. Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) business days after its deposit in the United States mail, and notice telecopied as provided in clause
(iv) above shall be effective upon receipt of such telecopy if the duplicate signed copy is sent under clause (iii) above. Notice given in any other manner described in this section shall be effective upon receipt by the addressee thereof; PROVIDED, HOWEVER, that if any



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

notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.

         4. LENDER'S RIGHTS; BORROWER WAIVERS. Lender's acceptance of partial or delinquent payment from Borrower hereunder, or Lender's failure to exercise any right hereunder, shall not constitute a waiver of any obligation of Borrower hereunder, or any right of Lender hereunder, and shall not affect in any way the right to require full performance at any time thereafter. Borrower waives presentment, diligence, demand of payment, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Debenture. In any action on this Debenture, Lender need not produce or file the original of this Debenture, but need only file a photocopy of this Debenture certified by Lender be a true and correct copy of this Debenture in all material respects.

         5. ENFORCEMENT COSTS. Borrower shall pay all out-of-pocket third-party costs and expenses, including, without limitation, reasonable attorneys' fees and expenses Lender expends or incurs in connection with the enforcement of this Debenture, the collection of any sums due hereunder, any actions for declaratory relief in any way related to this Debenture, or the protection or preservation of any of Lender's rights hereunder.


         6. SEVERABILITY. Whenever possible each provision of this Debenture shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision is prohibited by or invalid under applicable law, it shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Debenture.

         7. AMENDMENT PROVISIONS. This Debenture may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Borrower and Lender.

         8. BINDING EFFECT. This Debenture shall be binding upon, and shall inure to the benefit of, Borrower and the holder hereof and their respective successors and assigns; PROVIDED, HOWEVER, that Borrower's rights and obligations shall not be assigned or delegated without Lender's prior written consent, given in its sole discretion, and any purported assignment or delegation without such consent shall be void AB INITIO.

         9. HEADINGS. Section headings used in this Debenture have been set forth herein for convenience of reference only. Unless the contrary is compelled by the context, everything contained in each section hereof applies equally to this entire Debenture.

                            ZIPLINK, LLC


                            By: s/Henry M. Zachs_____
                                Henry M. Zachs
                                Manager



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